Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Series Portfolios Trust for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Series Portfolios Trust for the stated period.

/s/ Ryan L. Roell Ryan L. Roell President, Series Portfolios Trust	/s/ Cullen O. Small Cullen O. Small Treasurer, Series Portfolios Trust
Dated: March 5, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of the Securities Exchange Act of 1934.